[FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF
NEVADA APRIL 20 1999 NO. C3763-95  /s/ DEAN HELLER, DEAN HELLER,
SECRETARY OF STATE]


     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                             OF
                    UNIQUE FASHIONS, INC.

     Pursuant to NRS 78.207, 78.209, 78.385 and 78.390, the
undersigned President and Secretary of Unique Fashions, Inc. do hereby certify:

     That on April 16, 1999, the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meeting of the Board of Directors and by 14,868,332 shares of the 23,059,845 shares issued and outstanding and authorized to vote.

1.     Change of Authorized Capital

     Effective at 12:01 a.m. on April 30, 1999, Article VI -
Capital Stock, Section 1. Authorized Shares is hereby amended to read as follows:

     Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 25,000,000 shares consisting of Common and Preferred Stock as follows:

     (a) COMMON - The Corporation shall effect a one for twenty (1 for 20) reverse stock split of its authorized, as well as issued and outstanding, common stock on the books of the Corporation at the close of business on April 29, 1999. The stock split shall be effective at 12:01 a.m. on April 30, 1999. On April 29, 1999 there were 25,000,000 shares of authorized common stock, par value $.001 per share. At 12:01 a.m. on April 30,1999, after effecting the stock split, there were 1,250,000 shares of authorized common stock, par value $.001 per share. Any fractional shares created by the one for twenty (1 for 20)reverse stock split shall be rounded up to the next whole share. Immediately following the one for twenty (1 for 20) reverse stock split, the authorized common stock shall be increased from 1,250,000 shares to 20,000,000 shares at $.001 par value per share.

     (b) PREFERRED - The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

     2.    Change of Name of Corporation

     Effective at 12:01a.m. on April 30, 1999, "Article I - Name" is hereby amended to read as follows:

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

     ARTICLE I - NAME:  The exact name of this Corporation is:

                  Rhino Enterprises Group, Inc.

     This Certificate of Amendment of the Articles of Incorporation may be executed in two or more counterparts.

                         UNIQUE FASHIONS, INC.


                         /s/DAVID H. CARL
                         -----------------------------
                         David H. Carl, President


                         /s/DANIEL H. WEAVER
                         -----------------------------
                         Daniel H. Weaver, Secretary


STATE OF TEXAS      )
                    )ss.
COUNTY OF DALLAS    )

     On the 19th day of April, 1999, personally appeared before me, a Notary Public, David H. Carl, President of Unique Fashions,
Inc., who acknowledged that he executed the Certificate of Amendment of Articles of Incorporation.

                                    /s/LINDA S. HERRINGTON
                                    -------------------------
                                    Signature of Notary
(Notary stamp or seal)



STATE OF TEXAS      )
                    )ss.
COUNTY OF DALLAS    )

     On the 19th day of April, 1999, personally appeared before me, a Notary Public, Daniel H. Weaver, Secretary of Unique
Fashions, Inc., who acknowledged that he executed the Certificate of Amendment of Articles of Incorporation.

                                   /s/ LINDA S. HERRINGTON
                                   -------------------------
                                    Signature of Notary
(Notary stamp or seal)

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